UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

CrossPoint Energy Company

(Exact name of registrant as specified in its charter)

Nevada	000-51699	98-0434381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 810, Frisco, TX 75034

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (972) 818-1100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 16, 2007, CrossPoint Energy Company (the “Company”) filed its Annual Report on Form 10-KSB for its fiscal year ending on September 30, 2006 (the “Form 10-KSB”). On November 27, 2006, the Company completed a merger with CrossPoint Energy, LLC (“CrossPoint LLC”), and changed its business to the business of CrossPoint LLC. In order to provide additional disclosure with respect to CrossPoint LLC’s business that is not included in the Form 10-KSB, the Company is disclosing the following information with respect to CrossPoint LLC’s business and properties.

Oil & Gas Properties:

Hoskins Dome, Brazoria County, Texas

The Company owns and operates certain oil and gas wells on the Hoskins Dome Project. Additionally, we may earn between 40.625% and 100% working interest in all new wells drilled on the 12,295 gross acre farmout area. Available net revenue interests attributable to such working interests range between 28.4375% and 75% for these new wells. The Company owns approximately 65% of 101 square miles (64,640 gross acres) of proprietary 3D Seismic data over the Hoskins Dome Project area. The Hoskins Dome Project contains a historically significant oil field that has been underdeveloped and contains numerous development and exploration projects. The opportunities include multi-million barrel oil potential reservoirs (4,200-6,500’ zones) and possibly deeper gas sands with significant reserve potential. The Company has drilled three wells and completed two wells, and is presently evaluating additional wells to be drilled. We have identified and prepared more than fifteen (15) separate prospects on the Hoskins Dome Project for future drilling and development. Each prospect may contain one to five wells, depending upon well results and other factors.

Elkhart Dome Project, Anderson County, Texas

The Elkhart Dome Project, located in East Texas in Anderson County, is primarily an exploration and development play with considerable reserve potential. The Company owns a 40.375% working interest, and approximately 31% net revenue interest in, and is the operator of the Elkhart Dome Project, which comprises approximately 1,600 gross leasehold acres on the crest and southern flank of Elkhart Salt Dome. We have drilled and completed three wells on the Elkhart Prospect, are currently drilling a fourth well, with a fifth well planned to commence within the next 30 days. Numerous prospective pay zones targeted at Elkhart include Wilcox, Navarro, Woodbine, Rodessa, Pettet and Travis Peak. Our development plan for the Elkhart Dome Project includes the drilling of numerous wells to various depths, targeting multiple zones which have produced significant reserves on Elkhart Dome and/or regionally. The Company is presently preparing two additional drillsites and has evaluated and identified more than 20 additional potential well locations for future development at Elkhart. We are considering twin wells to accelerate shallow reserves and designing dual completion wells for the possibility of accelerating the production from multiple targeted reservoirs.

Waskom Project, Harrison County, Texas

The Waskom Project is primarily a development drilling project within a producing gas field in the Cotton Valley Trend (“CV”) located in Harrison County, Texas. The Waskom Project also has multiple prospective additional gas and oil zones at shallower and deeper depths. The Company has recompleted one existing well, successfully drilled and completed the first in-fill wells. Additional wells are scheduled to be drilled in 2006 and/or 2007. A well location has been built for the next well to be drilled, and three additional wellsites have been surveyed. Future development plans include increased density drilling pending well results and other factors. A nearby development trend, an operator drilling and completing multiple wells to the Black Shale (10,000’-12,000’ Bossier), is being observed for potential development on the Company’s acreage. The Company owns a 55% working interest (480 gross acres), approximately 41.25% net revenue interest to 10,000’ and is the operator of the Waskom Project. The Company owns an approximate 45% working interest in the deeper Bossier rights.

N.W. Vienna

The Company owns a 10% non-operated working interest in an approximately 2,900 gross acre prospect (including 3D seismic data) in Lavaca County, Texas.  The prospect contains multiple Yegua and Wilcox prospects identified by 3D seismic data.  In September 2006, the operator drilled a Yegua well to a depth of approximately 6,000 feet, and the well deemed non-commercial and was plugged as a dry hole.  The remaining deep Wilcox prospects are exploratory prospects proximate regionally to a multi-Tcf gas field with significant Wilcox production.  The Company, together with the operator, plans to sell the Wilcox prospects to a third party, which will include a deep Wilcox well commitment and a non-cost basis interest to the Company in the well and prospects.

Future Oil and Gas Projects

The Company is presently negotiating for the acquisition of multiple additional prospects for possible future leasing, drilling and development. Additional projects with multiple target zones with nearby production and high reserve capabilities are being reviewed. The Company intends to increase its asset base through drilling, development and acquisitions.

Oil and Gas Reserves

The following table presents, as of October 1, 2006, estimated summary information of CrossPoint LLC’s proved oil and natural gas reserves based on reserve reports prepared by Haas Petroleum Engineering Services, Inc., our independent petroleum engineers. All of our proved reserves included in the reserve report are located in Texas. The future net revenue and present worth information included in the table below is based on prices at September 30, 2006.

	As of October 1, 2006
	Net Proved Reserves		Future Net Income ($) (1)

Category	Hydrocarbon Liquids (Bbl)	Natural Gas (MCF)	Total	Present Worth at 10% (2)
Proved Developed Producing	29,800	1,051,940	4,077,250	3,025,290

Proved Developed Behind Pipe	8,780	584,010	2,287,330	1,601,160

Proved Undeveloped	74,050	1,920,460	3,614,890	918,730

Total Proved	112,630	3,556,410	9,979,460	5,545,180

(1) In accordance with SEC requirements, our reserves and future net revenues were determined using market prices for oil and natural gas at September 30, 2006. Oil prices used were based on the September 30, 2006 Plains Marketing East Texas and Plains Marketing West Texas Intermediate posted prices of $59.00 and $59.50 per barrel, respectively.  The prices were adjusted by field for quality, transportation fees, and regional price differentials. Gas prices used were based on the September 30, 2006 Henry Hub and Houston Ship Channel spot market prices of $4.175 and $4.035 per MMBTU, respectively.  The prices were adjusted by field for energy content, transportation fees, and regional price differentials. All prices are held constant in accordance with SEC guidelines. Operating expenses represent field level operating costs and administrative overhead. Operating and capital costs were not escalated.

(2) Represents present value, discounted at 10% per annum, of estimated future net cash flows before income tax of our estimated proved reserves.

The reserves shown in the above table are estimates only and should not be construed as exact quantities. The reserves may or may not be recovered; if they are recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. A substantial portion of these reserves are for undeveloped locations.

Producing Wells

The following table sets forth the number of gross and net productive wells CrossPoint LLC held as of September 30, 2006. All of the wells listed in the table below are located in Texas.

Productive Oil Wells (1)		Productive Gas Wells (1)
Gross	Net	Gross	Net

9.0	4.9	4.0	1.90

(1) Gross wells include the total number of wells in which we have an interest. Net wells include wholly owned and the sum of our fractional interests in gross wells.

Acreage

The following table sets forth CrossPoint LLC’s developed and undeveloped leased acreage as of September 30, 2006.

Acreage(1) at September 30, 2006

		Developed(2) Acres		Undeveloped (2) Acres
State		Gross	Net	Gross	Net

	Texas	680	339	3740	910

(1) Gross acreage includes the total number of acres in all tracts in which we have an interest. Net acreage is the sum of our fractional interests in gross acreage.

(2) Developed acreage is spaced or assignable to productive wells. Undeveloped acreage is acreage where wells have not been drilled or completed to permit commercial production and that may contain undeveloped proved reserves.

Many of the leases comprising the undeveloped acreage set forth in the table above will expire at the end of their respective primary terms unless production from the leasehold acreage has been established prior to such date, in which event the lease will remain in effect until the cessation of production. The following table sets forth, as of September 30, 2006, the expiration periods of the gross and net acres that are subject to leases summarized in the above table of undeveloped acreage.

	Undeveloped Acres Expiring
	Gross	Net
Three Months Ending:

December 31, 2006	80	38

Twelve Months Ending:

December 31, 2006	80	38

December 31, 2007	276	63

December 31, 2008	1,288	247

December 31, 2009	1,573	314

December 31, 2010 and later	1,363	664

Drilling Results

The following table sets forth information with respect to net wells completed during the periods indicated by CrossPoint LLC. The information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled, quantities of reserves found or economic value. Productive wells are those that product commercial quantities of hydrocarbons, regardless of whether they produce a reasonable rate of return.

	Period from November 2, 2004 (inception) through December 31, 2004	Period from January 1, 2005 through September 30, 2006
Development
Productive	0	10
Dry	0	0
Exploratory
Productive	0	3
Dry	0	2
Total	------	------
Productive	0	13
Dry	0	2

Within its development plan, as of August 1, 2006, CrossPoint LLC has proposed the drilling of 2 gross (1.05 net) new wells.

Production

The following table sets forth information regarding CrossPoint LLC’s oil and gas production volumes and average sales price:

	Period from November 2, 2004 (inception) through December 31, 2004	Year ended December 31, 2005	Nine months ended September 30, 2006
Production Data:
Gas production (Mcf)	0	12,829	116,082
Oil production (Bbl)	0	1,069	13,521

Average Price:
Gas (per Mcf)	$0	$7.43	$6.07
Oil (per Bbl)	$0	$57.62	$66.65

Costs
Lease operating expense	0	$238,349	$383,308
Production and other taxes	0	$9,184	$88,030

Dallas Operating Corp’s Business

In 1999 Dallas Operating Corp., a subsidiary of CrossPoint LLC (“DOC”), entered into an operational business arrangement with Netherland, Sewell & Associates, Inc. (“NSAI”), a leading international petroleum consulting firm.  Under such arrangement, DOC may provide certain operational functions in tandem with NSAI’s operational, technical engineering and geological evaluation, for certain NSAI clients.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2007

CROSSPOINT ENERGY COMPANY

By:	/s/ Daniel F. Collins
Daniel F. Collins
President